Finisar Corporation Announces Third Quarter Financial Results

SUNNYVALE, CA -- (Marketwire - March 05, 2009) - Finisar Corporation (NASDAQ: FNSR), a global technology leader for fiber optic subsystems and network test systems, today announced financial results for its third fiscal quarter ended February 1, 2009.

FINISAR FINANCIAL HIGHLIGHTS - THIRD QUARTER ENDED FEBRUARY 1, 2009

                        GAAP          GAAP      Non-GAAP (a)  Non-GAAP (a)
                    Feb 1, 2009   Jan 27, 2008  Feb 1, 2009   Jan 27, 2008
                    -----------   -----------   ------------  ------------
                            (in thousands, except per share data)
Optical products
 revenues           $   126,081   $   102,957   $    126,081  $    102,957

Network test
 products revenues  $    10,274   $     9,784   $     10,274  $      9,784

Total revenues      $   136,355   $   112,741   $    136,355  $    112,741

Gross margin               30.2%        33.4%         31.4%         38.2%

Income (loss) from
 operations -
 before impairment  $    (3,226)  $    (8,202)  $      3,076  $      7,607

Operating margin -
 before
 impairment                (2.4)%        (7.3)%          2.3%          6.7%

Goodwill impairment
 charge             $    46,534   $         -   $          -  $          -

Net income (loss)   $   (47,357)  $   (11,489)  $      2,269  $      5,819

Net income (loss)
 per share - basic  $     (0.10)  $     (0.04)  $       0.00  $       0.02

Net income (loss)
 per share -
 diluted            $     (0.10)  $     (0.04)  $       0.00  $       0.02

Shares - basic          474,797       308,663        474,797       308,663

Shares - diluted        474,797       308,663        478,367       312,097

   (a)  In evaluating the operating performance of Finisar's business,
        Finisar management utilizes financial measures that exclude certain charges and credits required by generally accepted accounting principles, or GAAP, that are considered by management to be outside Finisar's core operating results. A reconciliation of
        Finisar's non-GAAP financial measures to the most directly comparable GAAP measures as well as additional related information can be found under the heading "Finisar Non-GAAP Financial
        Measures" below.

Highlights for the quarter included:

--  Total revenues decreased to $136.4 million, down $23.1 million, or
    14.5%, from $159.5 million in the preceding quarter but up $23.6 million, or 20.9%, from $112.7 million in the third quarter of the prior year due primarily to the Optium merger completed on August 29, 2008;

--  Optics revenues decreased to $126.1 million, down $21.6 million, or
    14.7% from $147.7 million in the preceding quarter but up $23.1 million, or
    22.5%, from $103.0 million in the third quarter of the prior year due primarily to the Optium merger;

--  Revenues from the sale of products for 10/40 Gbps applications decreased to $49.1 million in the third quarter, down $4.9 million, or
    9.1%, from $54.0 million in the preceding quarter but increased $20.0 million, or 68.5%, from $29.1 million in the third quarter of the prior year due primarily to the Optium merger;

--  Network Test revenues decreased to $10.3 million, down $1.5 million, or 12.6%, from $11.8 million in the preceding quarter, but increased $0.5 million, or 5.0%, from $9.8 million in the third quarter of the prior year;

--  Gross margin remained unchanged from the preceding quarter at 30.2%
    but decreased from 33.4% in the third quarter of the prior year due primarily to the Optium merger;

--  Operating loss before a charge for goodwill impairment was $3.2 million, or (2.4)% of revenue, compared to an operating loss of $10.3 million, or (6.4)% of revenue, in the preceding quarter and an operating loss of $8.2 million, or (7.3)% of revenue, in the third quarter of the prior year;

--  A charge of $46.5 million for the impairment of goodwill was recognized in conjunction with a continued deterioration in the macroeconomic environment and a reduction in the Company's fair market value as of the end of the third quarter. This followed a charge of $178.8 million for the impairment of goodwill in the preceding quarter related primarily to the addition of $151.0 million in goodwill as a result of the
    Optium merger;

--  A net loss of $47.4 million, or $(0.10) per share, compared to net loss of $186.8 million, or $(0.44) per share, in the preceding quarter and a net loss of $11.5 million, or $(0.04) per share, in the third quarter of the prior year; and

--  Cash and short-term investments, plus other long-term investments that can be readily converted into cash, totaled $35.3 million at the end of the third quarter compared to $51.9 million at the end of the prior quarter.
    The decrease primarily reflects a reduction in accounts payable of $23.7 million, or 33%, from the prior quarter and the purchase during the third quarter of $8.0 million in principal amount of the Company's 2.5%
    convertible notes for $3.9 million and the payment of $5.0 million to the former shareholders of Kailight previously acquired by Optium and triggered by the merger. The Company continues to maintain a secured credit facility totaling $45.0 of which $5.0 million was utilized  at the end of the quarter. The Company also has approximately $10.0 million available under other unsecured lines of credit. Finisar has classified certain of its investments as long-term based on its intent to hold these securities until maturity, although they can be readily sold if required.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Finisar provides supplemental information regarding its operating performance on a non-GAAP basis. Finisar believes this additional information provides investors and management with additional insight into its underlying core operating performance by excluding a number of non-cash and cash charges as well as gains or losses principally related to acquisitions, the sale of minority investments, restructuring or other transition activities, impairments and financing transactions. For the third quarter of fiscal 2009, these excluded items included, among other items described in Finisar Non-GAAP Financial Measures below, a non-cash charge of $46.5 million for the impairment of goodwill; $4.1 million in non-cash stock compensation expense; $2.5 million in amortization charges related to acquired developed technology and purchased intangibles arising from previous acquisitions; a $4.1 million gain related to the repurchase of the Company's outstanding convertible notes; and a $1.0 million non-cash credit for slow moving and obsolete inventory.

Excluding these items:

--  Non-GAAP gross margins decreased sequentially to 31.4%, compared to
    35.6% in the preceding quarter and 38.2% in the third quarter of the prior year. The sequential decrease in non-GAAP gross margin reflects a full quarter impact of the Optium merger and increased manufacturing costs on a per unit basis resulting from lower shipment volumes; and

--  Non-GAAP operating income of $3.1 million, or 2.3% of revenues, was down from $12.8 million, or 8.0% of revenues, in the preceding quarter, and from $7.6 million, or 6.7% of revenues, in the third quarter of the prior year. The decrease in operating margin from the previous quarter reflects the impact of lower shipment levels partially offset by a reduction of
    $4.1 million in operating expenses; and

--  Non-GAAP net income decreased to $2.3 million, or $0.00 per diluted share, compared to $10.3 million, or $0.02 per diluted share, in the preceding quarter and $5.8 million, or $0.02 per diluted share, in the third quarter of the prior year.

In its earlier announcement regarding revenues for the third quarter, the Company noted that it continued to make progress with respect to additional new product customer qualifications, but also noted that a continuing softness in orders would mostly likely result in a further decrease in revenues for its upcoming fourth quarter ending April 30, 2009. Among the products recently qualified were the following:

--  40Gbps line-side transponder with three customers;

--  40Gbps client-side transponders with four customers;

--  XPAK-SR, X2-LRM and Xenpak-SR transceivers for short distance 10Gbps
    Ethernet applications with two customers;

--  X2-LR and Xenpak-LR transceivers for longer distance 10Gbps Ethernet applications with one major customer;

--  50GHz 88 channel WSS ROADM linecard with one customer;

--  WSS 50GHz and 100GHz products with four customers;

--  Pluggable tunable 10Gbps transponder with two customers; and

--  CATV low-cost 1310nm transmission product with one customer.

"Despite the difficult economic environment, we have made significant progress in qualifying new products at a number of customers," said Jerry Rawls, Finisar's executive Chairman of the Board. "Nevertheless, we believe revenue for the upcoming fourth quarter will be sequentially lower, although the weakness appears to be concentrated at a small number of customers."

"We continue to make progress in terms of reducing costs," said Eitan Gertel, Finisar's Chief Executive Officer. "With the reductions we have already realized, our non-GAAP EBITDA exceeded $11 million in the most recent quarter. Combined with the additional cost reductions that we have put in place for the fourth quarter, we should be in a good position to weather any near term weakness in our top line."

Cost Reduction Actions

As noted in its announcement regarding third quarter revenues, the Company has undertaken a number of cost reduction actions which are expected to result in total annual savings of approximately $44 million as compared to the cost structure of the combined company for the full second fiscal quarter ended Nov. 2, 2008. Approximately $24 million of these annual cost savings have been realized as of the third quarter ended February 1, 2009. An additional $8 million in annual cost savings are expected to be realized in the upcoming fourth quarter ending April 30, 2009, and the remaining $12 million in annual cost savings are expected to benefit the Company by the second quarter ending November 1, 2009. The actions undertaken to date include:

--  Personnel reductions of approximately 200 people, or 17% of the
    Company's total workforce, excluding operations in Malaysia and Shanghai;

--  Reduction in salaries totaling 10% for officers, directors and most employees starting in February 2009; and

--  Suspension of 401(k) matching Company contributions.

Other cost reduction actions that are expected to benefit the Company beginning in the first quarter ending August 2, 2009 include: (1) the transfer of certain product manufacturing to the Company's lower cost off-shore locations, and (2) cost savings from engineering changes to enable the broader use of internally manufactured components.

CONFERENCE CALL

Finisar will discuss these financial statements and its current business outlook during its regular quarterly conference call scheduled for today, March 5, 2009, at 2:00 p.m. Pacific Time. To listen to the call you may connect to the investor page of Finisar at www.finisar.com or dial 866-393-6455 (domestic) or 706-634-9717 (international) and enter passcode 84169293.

A replay of the webcast will be available shortly after the conclusion of the call on the Company's website until the next conference call to be held approximately 90 days from today. An audio replay of the call will be accessible to the public by calling (800) 642-1687 (domestic) or (706) 645-9291 (international) and then, following the prompts, enter conference ID 84169293 and record your name, affiliation, and contact number. The audio replay will be available for two weeks following the call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar's products, the integration of the operations of Optium and the realization of synergies expected to result from Finisar's combination with Optium; the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition. Additional risks include the potential impact of pending civil litigation arising from the investigation of Finisar's historical option granting practices. Further information regarding these and other risks relating to Finisar's business, including the recently acquired operations of Optium, is set forth in Finisar's quarterly report on Form 10-Q (filed December 17, 2008).

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and network test systems that enable high-speed voice, video and data communications for networking, storage, wireless, and cable TV applications. For more than 20 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth and storage. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS

The following financial tables are presented in accordance with GAAP.

                            Finisar Corporation
                   Consolidated Statements of Operations
                                                              Three Months
             Three Months Ended         Nine Months Ended*        Ended
           February 1,  January 27,  February 1,  January 27,  November 2,
              2009         2008*        2009         2008*        2008
           -----------  -----------  -----------  -----------  -----------
                  (Unaudited)               (Unaudited)        (Unaudited)
        (in thousands, except share (in thousands, except share
            and per share data)         and per share data)
Revenues
  Optical
   subsys-
   tems and
   compo-
   nents   $   126,081  $   102,957  $   389,601  $   290,247  $   147,746
  Network
   perfor-
   mance
   test
   systems      10,274        9,784       34,972       28,928       11,760
           -----------  -----------  -----------  -----------  -----------
    Total
     revenues  136,355      112,741      424,573      319,175      159,506
Cost of
 revenues       93,491       73,396      281,394      212,279      109,859
Amortization
 of acquired
 developed
 technology      1,705        1,729        4,454        5,187        1,503
           -----------  -----------  -----------  -----------  -----------
Gross profit    41,159       37,616      138,725      101,709       48,144
Gross margin      30.2%        33.4%        32.7%        31.9%        30.2%
Operating
 expenses:
  Research and
   development  24,098       21,218       69,739       56,350       24,868
  Sales and
   marketing     9,396       10,492       30,097       29,726       10,552
  General and
   admini-
   istrative    10,050       13,620       32,275       34,352       11,728
  Acquired in-
   process
   research
   and
   development       -            -       10,500            -       10,500
  Amortization of
   purchased
   intangibles     841          488        1,862        1,468          753
  Impairment
   of good-
   will and
   intangible
   assets       46,534            -      225,302            -      178,768
           -----------  -----------  -----------  -----------  -----------
    Total
     operating
     expenses   90,919       45,818      369,775      121,896      237,169
           -----------  -----------  -----------  -----------  -----------
Loss from
 operations    (49,760)      (8,202)    (231,050)     (20,187)    (189,025)
Interest
 income            119        1,501        1,744        4,453          657
Interest
 expense        (1,469)      (4,291)      (8,355)     (12,895)      (2,878)
Gain on
 debt extin-
 guishment       4,070            -        4,070            -            -
Other
 income
 (expense),
 net              (749)         310       (4,020)         262       (3,328)
           -----------  -----------  -----------  -----------  -----------
Loss before
 income
 taxes         (47,789)     (10,682)    (237,611)     (28,367)    (194,574)
Provision
 for income
 taxes            (432)         807       (7,429)       2,083       (7,743)
           -----------  -----------  -----------  -----------  -----------
Net loss   $   (47,357) $   (11,489) $  (230,182) $   (30,450) $  (186,831)
           ===========  ===========  ===========  ===========  ===========

Net income
 (loss) per
 share - basic
 and
 diluted   $     (0.10) $     (0.04) $     (0.51) $     (0.10) $     (0.44)

Shares used in
 computing
 net loss
 per share
 - basic
 and diluted   474,797      308,663      448,310      308,645      426,601

*Adjusted to reflect adoption of new accounting principle.

                            Finisar Corporation
                        Consolidated Balance Sheets
                              (In thousands)

                                                               Memo Optium
                                                              balance sheet
                                                               upon merger
           February 1,  November 2,   August 3,    April 30,   (August 29,
              2009         2008         2008         2008         2008)
           -----------  -----------  -----------  -----------  -----------
           (unaudited)  (unaudited)  (unaudited)               (unaudited)

Current
 assets:
  Cash and
   cash
   equiv-
   alents  $    34,645  $    44,192  $    96,499  $    79,442  $    31,825
  Short-
   term
   available
   for-sale
   invest-
   ments           301        7,382       20,636       27,776            -
  Short-
   term
   available-
   for-sale
   invest-
   ments -
   equity                         -        1,287        2,801            -
  Accounts
   receivable,
   net          84,570       94,737       57,186       48,005       29,094
  Accounts
   receivable,
   other         8,554       10,237       10,936       12,408            -
  Invent-
   ories       116,057      120,873       88,823       82,554       34,283
  Prepaid
   expenses      8,191        9,054        8,291        7,652          856
           -----------  -----------  -----------  -----------  -----------
    Total
     current
     assets    252,318      286,475      283,658      260,638       96,058
Long-term
 available
 -for-sale
 investments
 - debt            313          326        7,452        9,236            -
Property,
 plant and
 improve-
 ments, net     88,543       92,136       75,624       89,847       19,129
Purchased
 technology,
 net            19,495       21,200       10,604       11,850       12,192
Other
 intangible
 assets, net    15,141       15,982        3,632        3,899       13,000
Goodwill        13,892       59,589       88,242       88,242      150,115
Minority
 investments    14,289       14,289       14,289       13,250            -
Other
 assets          3,204        3,552        4,955        3,241          796
           -----------  -----------  -----------  -----------  -----------
   Total
    assets $   407,195  $   493,549  $   488,456  $   480,203  $   291,290
           ===========  ===========  ===========  ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current
 liabilities:
  Accounts
   paya-
   ble     $    49,786  $    72,599  $    49,342  $    43,040  $    29,663
  Accrued
   compen-
   sation       12,774       17,621       13,521       14,397        1,483
  Other
   accrued
   liabilities  28,070       36,413       22,460       23,397       15,859
  Deferred
   revenue       4,977        4,922        5,692        5,312            -
  Current
   portion
   of other
   long-term
   liabilities   6,060        6,085        5,286        2,436            -
  Conver-
   tible
   notes             -            -       91,146      101,918            -
  Non-can-
   celable
   purchase
   obli-
   gations       3,420        5,326        1,995        3,206            -
           -----------  -----------  -----------  -----------  -----------
    Total
     current
     liabil-
     ities     105,087      142,966      189,442      193,706       47,005
Long-term
 liabilities:
  Conver-
   tible
   notes       142,000      150,000      150,000      150,000            -
  Other
   long-term
   liabilities  25,304       22,217       23,569       18,911          973
  Deferred
   income
   taxes         1,190        1,190        9,454        8,903            -
           -----------  -----------  -----------  -----------  -----------
    Total
     long-term
     liabil-
     ities     168,494      173,407      183,023      177,814          973
Stockholders'
 equity:
  Common
   stock           477          473          311          309          161
  Additional
   paid-in
   capital   1,806,732    1,801,642    1,546,344    1,540,241      253,651
  Accumu-
   lated
   other
   compre-
   hensive
   income        1,427        2,726       10,170       12,973            -
  Accumu-
   lated
   deficit  (1,675,022)  (1,627,665)  (1,440,834)  (1,444,840)     (10,500)
           -----------  -----------  -----------  -----------  -----------
    Total
     stock-
     holders'
     equity    133,614      177,176      115,991      108,683      243,312
           -----------  -----------  -----------  -----------  -----------
Total
 liabilities
 and
 stockholders'
 equity    $   407,195  $   493,549  $   488,456  $   480,203  $   291,290
           ===========  ===========  ===========  ===========  ===========

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Finisar provides supplemental information regarding the Company's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or which occur relatively infrequently and which management considers to be outside our core operating results. Some of these non-GAAP measures also exclude the ongoing impact of historical business decisions made in different business and economic environments. Management believes that tracking non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our current operations, our ability to generate cash and the underlying business trends which are affecting our performance. These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude non-recurring and infrequently incurred cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit, we have excluded the following items from cost of revenues in applicable periods:

--  Changes in excess and obsolete inventory reserve (predominantly non-
    cash charges or non-cash benefits);
--  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
--  Duplicate facility costs during facility move (non-recurring charges);
--  Stock-based compensation expense (non-cash charges);
--  Purchase accounting adjustment for sale of acquired inventory (non-
    cash and non-recurring charges); and
--  Reduction in force costs (non-recurring charges).

In calculating non-GAAP operating income, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods:

--  Options investigation costs included in general and administrative expense (non-recurring cash charges related to the special investigation into our historical stock option granting practices) and the cost of covering employee and employer tax liabilities (non-recurring cash charges)
    arising from that investigation recorded in each line of the income statement;
--  Disposal of a product line (non-recurring charges);
--  Acquired in-process research and development expense (non-recurring and non-cash charges);
--  Amortization of purchased intangibles (non-cash charges related to prior acquisitions); and
--  Impairment charges associated with intangible assets (non-cash and non-
    recurring).

In calculating non-GAAP net income and non-GAAP net income per share, we have also excluded the following items in applicable periods:

--  Amortization of discount on convertible debt (non-cash charges);
--  Gains and losses on debt extinguishment (non-recurring and non-cash charges or income);
--  Gains and losses on sales of assets (non-recurring or non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
--  Gains and losses on minority investments (infrequently occurring and principally non-cash gains and losses related to the disposal of investments in other companies and non-cash income or loss from these investments accounted for under the equity method);
--  Foreign exchange transaction loss (non-recurring and non-cash charges);
--  Tax charges arising from timing difference related to asset purchases
    (non-cash provision); and
--  Cumulative effect of change in accounting principle (non-recurring and non-cash charges or income).

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                            Finisar Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP

                                                                 Three
              Three Months Ended        Nine Months Ended*    Months Ended
           February 1,  January 27,  February 1,  January 27,  November 2,
              2009         2008*        2009         2008*        2008
           -----------  -----------  -----------  -----------  -----------
                  (Unaudited)               (Unaudited)        (Unaudited)
             (in thousands, except     (in thousands, except
                    per share data)           per share data)
Reconciliation of
 GAAP Gross
 Profit to
 non-GAAP
 Gross
 Profit:
Gross profit
 per GAAP       41,159       37,616      138,725      101,709       48,144
Gross margin,
 GAAP             30.2%        33.4%        32.7%        31.9%        30.2%
Adjustments:
Cost of
 revenues
  Change in
   excess
   and
   obsolete
   inventory
   reserve        (957)       1,587        3,543        6,354        4,785
  Amortization
   of acquired
   technology    1,705        1,729        4,454        5,187        1,503
  Duplicate
   facility
   costs
   during
   facility
   move              -            -          287            -          117
  Stock
   compen-
   sation          797          895        2,517        2,320          864
  Acquisition
   related
   compen-
   sation            -           40            -           40            -
  Costs
   related
   to options
   investi-
   gation            -        1,084            -        1,084            -
  Purchase
   accounting
   adjustment
   for sale of
   acquired
   inventory         -            -        1,402        1,306        1,402
  Reduction
   in force
   costs           128          145          183          337           19
           -----------  -----------  -----------  -----------  -----------
    Total
     cost of
     revenue
     adjust-
     ments       1,673        5,480       12,386       16,628        8,690
Gross profit,
 non-GAAP       42,832       43,096      151,111      118,337       56,834
Gross margin,
 non-GAAP         31.4%        38.2%        35.6%        37.1%        35.6%

Reconciliation of
 GAAP operating
 income (loss)
 to non-GAAP
 operating
 income (loss):
Operating income
 (loss) per
 GAAP          (49,760)      (8,202)    (231,050)     (20,187)    (189,025)
Operating
 margin, GAAP    -36.5%        -7.3%       -54.4%        -6.3%      -118.5%
Adjustments:
Total cost of
 revenue
 adjustments     1,673        5,480       12,386       16,628        8,690
Research and
 development
  Reduction
   in force
   costs           111            -          187           28           76
  Stock comp-
   ensation      1,816        1,247        4,595        3,238        1,671
  Acquisition
   related comp-
   ensation          -          748            -          748            -
  Costs related
   to options
   investi-
   gation            -        1,648            -        1,648            -
Sales and
 marketing
  Reduction
   in force
   costs           125           49          225           83            -
  Stock comp-
   ensation        561          673        1,594        1,566          516
  Acquisition
   related
   compensation      -          128            -          128            -
  Costs related
   to options
   investigation     -          742            -          742            -
General and
 administrative
  Reduction in
   force costs     217            -          217            6            -
  Stock comp-
   ensation        958          481        2,254        1,462          720
  Acquistion
   related comp-
   ensation          -          164            -          164            -
  Costs related
   to options
   investigation     -        3,961          276        8,262          130
  Disposal of
    a product
    line             -            -          919            -            -
Amortization of
 purchased
 intangibles       841          488        1,862        1,468          753
Acquired in-
 process R&D         -            -       10,500            -       10,500
Impairment of
 intangible
 assets         46,534            -      225,302            -      178,768
           -----------  -----------  -----------  -----------  -----------
    Total
     cost of
     revenue
     and
     operating
     expense
     adjust-
     ments      52,836       15,809      260,317       36,171      201,824
Operating
 income,
 non-GAAP        3,076        7,607       29,267       15,984       12,799
Operating
 margin,
 non-GAAP          2.3%         6.7%         6.9%         5.0%         8.0%

Reconciliation of
 GAAP net income
 (loss) to
 non-GAAP
 net income
 (loss):
Net income
 (loss) per
 GAAP          (47,357)     (11,489)    (230,182)     (30,450)    (186,831)
Total cost
 of revenue
 and
 operating
 expense
 adjustments    52,836       15,809      260,317       36,171      201,824
Amortization of
 discount
 on convertible
 debt                -        1,253        1,817        3,706          671
Loss on debt
 extingui-
 shment         (4,070)           -       (3,839)           -          231
Other expense,
 net
  Loss (gain)
   on sale of
   assets          104          (99)         497         (458)         (20)
  Loss (gain)
   on minority
   investments       -          (22)         797         (206)       1,197
  Other misc
   income            -         (327)        (558)        (327)         (58)
  Foreign
   exchange
   trans-
   action loss     756            -        2,485            -        1,729
Provision for
 income tax
  Timing
   difference
   related
   to asset
   purchases         -          694       (7,847)       1,782       (8,398)
           -----------  -----------  -----------  -----------  -----------
Total
 adjustments    49,626       17,308      253,669       40,668      197,176
           -----------  -----------  -----------  -----------  -----------
Net income,
 non-GAAP  $     2,269  $     5,819  $    23,487  $    10,218  $    10,345
           ===========  ===========  ===========  ===========  ===========

Net income,
 non-GAAP
 per share
 - basic   $      0.00  $      0.02  $      0.05  $      0.03  $      0.02
Net income,
 non-GAAP
 per share
 - diluted $      0.00  $      0.02  $      0.05  $      0.03  $      0.02

Shares used
 in computing
 non-GAAP
 net income
 per share
 - basic       474,797      308,663      448,310      308,645      426,601
Shares used
 in computing
 non-GAAP
 net income
 per share
 - diluted     478,367      312,097      452,208      321,595      429,946

Non-GAAP EBITDA
Net income,
 non-GAAP  $     2,269  $     5,819  $    23,487  $    10,218  $    10,345
Depreciation
 expense         7,904        6,180       21,740       17,864        7,445
Interest
 expense         1,350        1,537        4,794        4,736        1,550
Income tax
 expense          (432)         113          418          301          655
           -----------  -----------  -----------  -----------  -----------
Non-GAAP
 EBITDA    $    11,091  $    13,649  $    50,439  $    33,119  $    19,995
           ===========  ===========  ===========  ===========  ===========

*Adjusted to reflect adoption of new accounting principle.

Contact:
Steve Workman
Chief Financial Officer
408-548-1000

Victoria McDonald
Senior Manager, Corporate Communications
408-542-4261
investor.relations@Finisar.com